SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (together with all amendments, supplements, changes, schedules and exhibits hereto, collectively, this “Agreement”) is dated as of January 10, 2007 by and among Janel World Trade, Inc., a Nevada corporation with its principal place of business at 150-14 132nd Avenue, Jamaica, NY 11434 (the “Company”), and the persons set forth on Schedule 1 annexed hereto (each a “Purchaser,” and, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, 1,000,000 shares of the Company’s 3% Series A Convertible Preferred Stock at a purchase price of $0.50 per share ($500,000 in the aggregate).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Board” shall mean the Company’s Board of Directors.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Company’s Certificate of Designation of Preferences, Rights and Limitations of its Series A Convertible Preferred Stock.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents needing to be executed have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Company Counsel” means Scheichet & Davis, P.C., the Company’s legal counsel, 767 Third Avenue, 24th Floor, New York, NY 10017.

“Director” shall mean a member of the Company’s Board of Directors.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the date that the Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exhibits” shall mean the following exhibits attached hereto and made a part of this Agreement:

Exhibit A –         Certificate of Designation
Exhibit B -          Registration Rights Agreement
Exhibit C –         Legal Opinion of Company Counsel

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

 “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Purchase Price" means $0.50 per Share ($500,000 in the aggregate for all 1,000,000 Shares) in United States dollars and in immediately available funds.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares the by Purchasers as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

"Shares" means the shares of the Company’s 3% Series A Convertible Preferred Stock being issued and sold by the Company to the Purchasers at the Closing, pursuant to this Agreement..

 “Subsidiaries” means The Janel Group of Georgia, Inc., The Janel Group of Illinois, Inc. and the Janel Group of Los Angeles, Inc.

“Termination Date” shall mean the earlier of (i) the sale of all of the Shares; (ii) mutual written termination of this Agreement by the Company and the Purchasers, and (iii) January 31, 2007, subject to a 30-day extension.

“Transaction Documents” means this Agreement, the Certificate of Designation, the certificates for the Shares, certificates for the Underlying Shares and the Registration Rights Agreement.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. At the Closing, upon the terms and subject to the conditions set forth herein, Purchasers shall purchase and the Company shall issue and sell to the Purchasers 1,000,000 Shares for the Purchase Price ($500,000 in the aggregate).  The Company may hold the Closing at any time after the conditions to Closing as specified herein have been satisfied.  The Closing (the “Closing”) shall occur on or before the Termination Date at the offices of counsel to the Purchasers at 12:00 p.m. or such other time and/or location as the parties shall mutually agree.

2.2           Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to Purchasers the following:

(i) this Agreement duly executed by the Company;

(ii) the duly executed Certificate of Designation with official evidence from the Secretary of State of the State of Nevada (the “Secretary”), that such Certificate of Designation has been filed with the Secretary;

(iii) a legal opinion of Company Counsel, in the form of Exhibit C attached hereto;

(iv) stock certificates for the Purchasers representing the Shares so purchased by such Purchasers, registered in the name of such Purchasers;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) an Officer’s Certificate in a form reasonably acceptable to Purchasers;

(vii) a Secretary’s Certificate in a form reasonably acceptable to Purchasers, with good standing certificates of the Company and each Subsidiary; and

(viii) Board of Director Resolutions authorizing the Transaction Documents and all transactions contemplated hereunder and thereunder.

(b) At the Closing, Purchasers shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by each Purchaser;

(ii) the Purchase Price, in United States dollars, by wire or check of the Purchasers (less the fees and expenses provided elsewhere  herein); and

(iii) the Registration Rights Agreement duly executed by Purchasers.

(iv) an LLC Officer’s Certificate for each Purchaser in a form reasonably acceptable to Company; and

(v) an LLC Secretary’s Certificate for each Purchaser in a form reasonably acceptable to Company, with good standing certificates of each of the Purchasers.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to Purchasers.

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  The Company has no other direct or indirect subsidiaries other than the Subsidiaries.

(b) Organization and Qualification.

(i)           The Company is duly incorporated, validly existing and in good standing under the laws of the state of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries (a “Material Adverse Effect”).

(ii)           Each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board or its stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the SEC of the Registration Statement, (ii) the filing of the Certificate of Designation with the Secretary of State of Nevada and (iii) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of Securities. The Shares and Underlying Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents (including restrictions under federal and state securities laws).

(g) Capitalization. The capitalization (including warrants, options, exchangeable and/or convertible securities) of the Company as of September 30, 2006 is as set forth in the Form 10-K Report filed by the Company with the SEC on December 29, 2006, which remains true and correct as of and through the Closing Date. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act except as set forth on Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.

(h) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports (including the financial statements, exhibits and schedules thereto) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable and did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to made the statements therein, in light of the circumstances they were made, not misleading.

Each of the financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (the "Company Financials"), including any SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of the Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company as of September 30, 2006 is hereinafter referred to as the "Company Balance Sheet."  Except as disclosed in the Company Financials, the Company does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Material Adverse Effect.

(i) Material Changes. Since the date of the Company Balance Sheet, except as specifically disclosed in or contemplated by a subsequent SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) or disclosed in filings made with the SEC, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iv) the Company has not issued any equity securities to any officer, director or Affiliate except as set forth on Schedule 3.1(i) and (v) the Company has not made any changes to its accounting principals, practices or methods, its disclosure controls and procedures or its internal control over financial reporting. The Company does not have pending before the SEC any request for confidential treatment of information.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, result in a Material Adverse Effect.

(k) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except in each case as would not result in a Material Adverse Effect.

(l) Regulatory Permits. The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not result in a Material Adverse Effect (“Material Permits”).

(m) Title to Assets. The Company and each Subsidiary have good and marketable title in fee simple to all real property (if any) owned by them that is material to the business of the Company and the Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.

(n) Patents and Trademarks. The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so would not result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries each have used their respective best efforts using security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights and Intellectual Property, except where failure to do so would not have a Material Adverse Effect.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

(q) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser, an “accredited investor” within the meaning of Rule 501 under the Securities Act.

3.2 Representations and Warranties of the Purchaser. The Purchasers each hereby represent and warrant as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares and the Conversion Shares (collectively, the “Securities”) may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, or to the Company or to an affiliate of Purchasers, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (the cost of which will be borne by the transferor), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES  HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Certificates evidencing the Securities shall not be required to bear any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k). If requested by a Person holding the Securities, the Company shall take action reasonably requested by the Purchasers (including, but not limited to, causing Company counsel to issue a legal opinion to the Company’s transfer agent) after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder, provided that the Person requesting the removal of such legend shall have provided to such counsel such documents as it may reasonably request and are normally provided in accordance with industry standards.

(d)  Purchasers agree that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2           Board and Stockholder Meetings.  The Company agrees that the Board shall meet at least quarterly and it shall hold an annual meeting of its stockholders on an annual basis.

4.3           SEC Filings. As long as Shares are outstanding, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.4           Lock-up.  Without the express prior written consent of the Purchasers owning no less than a majority of the Stated Value (as defined in the Certificate of Designation) of the then issued and outstanding Shares, none of the Company’s or the Subsidiary’s current or future respective officers or directors will offer, sell, contract to sell or grant any option to purchase or otherwise dispose of, directly or indirectly, conduct or announce the offering of, any shares of capital stock of the Company, or any securities convertible into, or exchangeable for or containing rights to purchase, shares of capital stock of the Company, during the period beginning on the date hereof and ending nine (9) months after the Effective Date (the “Lock-up Period”).

4.5           Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for its general working capital purposes.

4.6           Information Rights.  For so long as any Shares are issued and outstanding, Purchasers and/or their respective representatives will be granted reasonable access to Company facilities and personnel during normal business hours, provided however that such access does not result in the disruption of normal business operations, and with reasonable advance notification.  The Company will deliver to each Purchaser annual, quarterly financial statements and copies of other financial and other documents and/or information reasonably requested by each Purchaser to monitor the Company and Purchasers’ investment in the Shares.

                4.7         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.8           Public Disclosure. Except for the timely filing of reports required by applicable SEC rules and regulations, the Company shall not issue any press release or otherwise make any public statement with respect to this Agreement and will not issue any such press release or make any such public statement without the prior consent of Purchaser, which shall not be unreasonably withheld.

ARTICLE V.
MISCELLANEOUS

5.1           Termination. On the Termination Date, this Agreement shall be automatically terminated.

5.2           Fees and Expenses. Other than as set forth in Section 5.14 hereof, this Section 5.2 and in the Registration Rights Agreement, each party shall pay all of its own fees and expenses in connection with the sale of the Shares.  The parties acknowledge that the Company shall pay (which amount shall be automatically deducted from the Purchase Price and paid directly to the Purchasers’ legal counsel) legal fees of up to $10,000 (based upon time and charges including all actual and accountable expenses) in connection with such legal representation of Purchasers in the Offering.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to the Purchasers.

5.3           Entire Agreement. The Transaction Documents together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission (accompanied by confirmation of receipt of transmission), if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address respectively set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission (accompanied by confirmation of receipt of transmission), if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address respectively set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement and the Transaction Documents that apply to the Purchaser.

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced exclusively in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Shares, as applicable for the applicable statue of limitations.

5.11           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.14           Advisory Fee.  The Company shall pay to the Purchasers (and/or their designees) an advisory fee of $2,000 per month for twelve (12) consecutive months, $24,000 in the aggregate (the “Advisory Fee”), on the first day of each month, with the first $2,000 payment being due and payable March 1, 2007.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JANEL WORLD TRADE, LTD.		Address for Notice:

By:	/s/ James N. Jannello	150-14 132nd Avenue
	Name: James N. Jannello Title: Executive Vice President and Chief Executive Officer	Jamaica, NY 11434 Fax: 718 527-1689 Email: jjannello@janelgroup.net

With a copy to (which shall not constitute notice):

William J. Davis, Esq.
Scheichet & Davis, P.C.
767 Third Avenue – 24th Floor
New York, NY 10017

Fax: 212 371-7634
Email: william@scheichetdavis.com

[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Sands Brothers Venture Capital I, LLC	Aggregate Purchase Price: $75,000.00
By: /s/ Scott Baily	Shares: 150,000
Name: Scott Baily
Title: Chief Operating Officer
Address: 90 Park Avenue, 31st Floor
New York, NY 10016
Email: sbaily@sandsbros.com

Sands Brothers Venture Capital II, LLC	Aggregate Purchase Price: $75,000.00
By: /s/ Scott Baily	Shares: 150,000
Name: Scott Baily
Title: Chief Operating Officer
Address: 90 Park Avenue, 31st Floor
New York, NY 10016
Email: sbaily@sandsbros.com

Sands Brothers Venture Capital III, LLC	Aggregate Purchase Price: $225,000.00
By: /s/ Scott Baily	Shares: 450,000
Name: Scott Baily
Title: Chief Operating Officer
Address: 90 Park Avenue, 31st Floor
New York, NY 10016
Email: sbaily@sandsbros.com

Sands Brothers Venture Capital IV, LLC	Aggregate Purchase Price: $125,000.00
By: /s/ Scott Baily	Shares: 250,000
Name: Scott Baily
Title: Chief Operating Officer
Address: 90 Park Avenue, 31st Floor
New York, NY 10016
Email: sbaily@sandsbros.com

SCHEDULE 1

	Name of Purchaser	No. of Shares Being Purchased	Purchase Price

1.	Sands Brothers Venture Capital LLC	150,000	$75,000

2.	Sands Brothers Venture Capital II LLC	150,000	$75,000

3.	Sands Brothers Venture Capital III LLC	450,000	$225,000

4.	Sands Brothers Venture Capital IV LLC	250,000	$125,000

	Totals	1,000,000	$500,000

SCHEDULE 3.1(g)

Capitalization

The Company has previously committed to issue an aggregate of 950,000 shares to three employees in the event of the Company’s securities being listed on the AIM or a domestic exchange, and to execute a transaction by which James N. Jannello will cash-out a portion of his shareholdings in the Company.

SCHEDULE 3.1(j)

Litigation